Exhibit 16.1

                    [LETTERHEAD OF GRASSI & CO., CPAs, P.C.]


October 22, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

We have read the statements made by Scantek Medical, Inc., which we understand will be filed with Commission pursuant to Item 4.01 of Form 8-K/A as part of the Company's Amended Report on the Form 8-K dated September 27, 2004.

We agree with the statements concerning our firm as stated in this Amended Report Form 8-K/A.



Very truly yours,

GRASSI & CO., CPAs, P.C.


/s/ Louis C. Grassi
Louis C. Grassi, CPA, CFE
Managing Partner